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                        INVESTMENT MANAGEMENT AGREEMENT

    AGREEMENT made as of the 31st day of May, 1997, and amended as of April 30, 1998 and May 1, 2001, by and between Morgan Stanley Dean Witter Liquid Asset Fund Inc., a Maryland corporation (hereinafter called the "Fund"), and Morgan Stanley Dean Witter Advisors Inc., a Delaware corporation (hereinafter called the "Investment Manager"):

    WHEREAS, The Fund is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, The Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser; and

    WHEREAS, The Fund desires to retain the Investment Manager to render management and investment advisory services in the manner and on the terms and conditions hereinafter set forth; and

    WHEREAS, The Investment Manager desires to be retained to perform services on said terms and conditions:

    Now, Therefore, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and the mutual covenants hereinafter contained, the Fund and the Investment Manager agree as follows:

          1.
       The Fund hereby retains the Investment Manager to act as investment manager of the Fund and, subject to the supervision of the Directors, to supervise the investment activities of the Fund as hereinafter set forth. Without limiting the generality of the foregoing, the Investment Manager shall obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder; shall continuously manage the assets of the Fund in a manner consistent with the investment objectives and policies of the Fund; shall determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and shall take such further action, including the placing of purchase and sale orders on behalf of the Fund, as the Investment Manager shall deem necessary or appropriate. The Investment Manager shall also furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Manager in the discharge of its duties as the Fund may, from time to time, reasonably request.

          2.
       The Investment Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Investment Manager shall be deemed to include persons employed or otherwise retained by the Investment Manager to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Manager may desire. The Investment Manager shall, as agent for the Fund, maintain the Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agents). All such books and records so maintained shall be the property of the Fund and, upon request therefor, the Investment Manager shall surrender to the Fund such of the books and records so requested.

          3.
       The Fund will, from time to time, furnish or otherwise make available to the Investment Manager such financial reports, proxy statements and other information relating to the business and affairs of the Fund as the Investment Manager may reasonably require in order to discharge its duties and obligations hereunder.

          4.
       The Investment Manager shall bear the cost of rendering the investment management and supervisory services to be performed by it under this
Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund who are also directors, officers or employees of the Investment Manager, and provide such office space and equipment and such clerical and bookkeeping
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services as the Fund shall reasonably require in the conduct of its business, including the pricing of Fund shares, and preparation of prospectuses, proxy statements and reports required to be filed with Federal and state securities commissions (except insofar as the participation or assistance of independent accountants and attorneys is, in the opinion of the Investment Manager, necessary or desirable). The Investment Manager shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Fund, and the cost of printing (in excess of costs borne by the Fund) and distributing prospectuses and supplements thereto of the Fund used for sales purposes.

          5.
       The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to Federal, State or other governmental agencies; the cost and expense of engraving or printing stock certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements and reports to shareholders and prospective shareholders; fees and travel expenses of Directors or members of any advisory board or committee who are not employees of the Investment Manager or any corporate affiliate of the Investment Manager; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of legal counsel and independent auditors in connection with any matter relating to the Fund (not including compensation or expenses of attorneys employed by the Investment Manager); membership dues of the Investment Company Institute; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Directors) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

          6.
       For the services to be rendered, the facilities furnished, and the expenses assumed by the Investment Manager, the Fund shall pay to the
Investment Manager monthly compensation determined by applying the following annual rates to the Fund's daily net assets: 0.50% of the portion of the daily net assets not exceeding $500 million; 0.425% of the portion of the daily net assets exceeding $500 million but not exceeding $750 million; 0.375% of the portion of the daily net assets exceeding $750 million but not exceeding
$1 billion; 0.350% of the portion of the daily net assets exceeding $1 billion but not exceeding $1.35 billion; 0.325% of the portion of the daily net assets exceeding $1.35 billion but not exceeding $1.75 billion; 0.30% of the portion of the daily net assets exceeding $1.75 billion but not exceeding $2.15 billion; 0.275% of the portion of the daily net assets exceeding $2.15 billion but not exceeding $2.5 billion; 0.250% of the portion of the daily net assets exceeding $2.5 billion but not exceeding $15 billion; 0.249% of the portion of the daily net assets exceeding $15 billion but not exceeding $17.5 billion; 0.248% of the portion of the daily net assets exceeding $17.5 billion but not exceeding
$25 billion; and 0.247% of the portion of the daily net assets exceeding
$25 billion. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. Such calculations shall be made by applying 1/365ths of the annual rates to the Fund's net assets each day determined as of the close of business on that day or the last previous business day. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Subject to the provisions of paragraph 7 hereof, payment of the Investment Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computation contemplated by paragraph 7 hereof.

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          7.
       In the event the operating expenses of the Fund, including amounts payable to the Investment Manager pursuant to paragraph 6 hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Manager shall reduce its management fee to the extent of such excess and, if required, pursuant to any such laws or regulations, will reimburse the Fund for annual operating expenses in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (to the extent permitted by state securities laws or regulations thereunder) paid or payable by the Fund. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis, and shall be based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Manager's fee shall be applicable.

    For purposes of this provision, should any applicable expense limitation be based upon the gross income of the Fund, such gross income shall include, but not be limited to, interest on debt of fixed income securities in the Fund's portfolio accrued to and including the last day of the Fund's fiscal year, and dividends declared but not paid on any equity securities in the Fund's portfolio, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sales of securities.

          8.
       The Investment Manager will use its best efforts in the supervision and management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Manager shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Investment Manager or for any losses sustained by the Fund or its investors.

          9.
       Nothing contained in this Agreement shall prevent the Investment Manager or any affiliated person of the Investment Manager from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Investment Manager or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Investment Manager to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

         10.
       This Agreement shall remain in effect until April 30, 2002 and from year to year thereafter provided such continuance is approved at least annually by the vote of holders of a majority (as defined in the Act) of the outstanding voting securities of the Fund or by the Board of Directors of the Fund; provided that in either event such continuance is also approved annually by the vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Investment Manager, either by majority vote of the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Investment Manager may terminate this Agreement without payment of penalty on thirty days' written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

         11.
       This Agreement may be amended by the parties without the vote or consent of shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Investment Manager shall be liable for failing to do so.

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         12.
       This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

         13.
       The Investment Manager and the Fund each agree that the name "Morgan Stanley Dean Witter," which comprises a component of the Fund's name, is a property right of Morgan Stanley Dean Witter & Co. ("MSDW"), the parent of the Investment Manager. The Fund agrees and consents that (i) it will only use the name "Morgan Stanley Dean Witter" as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the name "Morgan Stanley Dean Witter" for any purpose, (iii) MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company,
(iv) at the request of MSDW or any corporate affiliate of MSDW, the Fund will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Fund may enter, or upon termination of affiliation of the Investment Manager with its parent, the Fund shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Directors and shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, as amended, on May 1, 2001 in New York, New York.

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                                                MORGAN STANLEY DEAN WITTER LIQUID ASSET FUND
                                                  INC.

                                                By: /s/ BARRY FINK
                                                ..............................................

                                                Barry Fink

Attest:

 /s/ TODD LEBO
 .............................................

   Todd Lebo

                                                MORGAN STANLEY DEAN WITTER ADVISORS INC.

                                                By: /s/ MITCHELL M. MERIN
                                                ..............................................

                                                Mitchell M. Merin

Attest:

 /s/ MARILYN K. CRANNEY
 .............................................

   Marilyn K. Cranney
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